[BANK ONE CORPORATION Press Release Letterhead]                    Exhibit 99(a)



FOR IMMEDIATE RELEASE
---------------------

     BANK ONE REPORTS FOURTH QUARTER LOSS OF 44 CENTS PER SHARE

          .  BUILDS LOAN LOSS RESERVE TO 2.36% OF TOTAL LOANS

          .  MAINTAINS STRONG TIER 1 CAPITAL RATIO OF 7.3% AND
         INCREASES TANGIBLE EQUITY TO MANAGED ASSETS RATIO TO 5.5%

CHICAGO, January 17, 2001 - BANK ONE CORPORATION (NYSE: ONE) today announced a 2000 fourth quarter loss of $512 million, or $0.44 per diluted share. This compares with net income in the year-ago quarter of $411 million, or $0.36 per diluted share.

For full-year 2000, the net loss was $511 million, or $0.45 per diluted share, compared with net income of $3.479 billion, or $2.95 per diluted share, in the prior year.

"These short-term results are absolutely unacceptable to our shareholders - and to Bank One management," said James Dimon, chairman and chief executive officer. "But we remain dedicated to making decisions that are in the best long-term interest of our customers, employees and shareholders.

"The fourth quarter results reflect the decisive actions we have taken as the result of our ongoing intensive review of businesses, systems, operations and the balance sheet as well as the deterioration of the economy and credit quality. We have dramatically increased our loan loss reserve, reduced expenses by more than $500 million annually, assembled an excellent management team and rededicated our efforts to serve customers and reward shareholders.

"These actions bring us into 2001 with a strong balance sheet and capital position, an improved operating margin, a significantly stronger management team, improving customer service and solid core businesses," Dimon said.

Significant actions during the fourth quarter included:

     . A $1.0 billion pretax increase in the allowance for loan losses, increasing the period-end loan loss reserve ratio to 2.36% from 1.75% at September 30, 2000.

     .  A $200 million pretax charge for occupancy and fixed asset decisions.

     . A $225 million pretax increase in the reserve for auto lease residual losses.

     . A $100 million pretax charge for miscellaneous balance sheet adjustments and operational errors.

     .  A $50 million pretax charge for incremental severance.

PROGRESS AT BANK ONE

Significant progress made this year includes:

Creating Financial Discipline
-----------------------------

     . Ending the year with a strong loan loss reserve ratio of 2.36% and Tier 1 Capital ratio of 7.3%.

     .  Reducing the common stock dividend 50% in the third quarter.

     . Implementing an aggressive waste-reduction program that will lower the expense base by an annualized $500 million while still providing for significant investments in technology and customer service.

     . Issuing $1.9 billion of new regulatory capital in the third quarter and ending the year with a strong Tier 1 capital ratio of 7.3%.

     .  Reducing headcount 5,800, or 7%, over the course of the year.

     . Strengthening internal management reporting, including the creation of hundreds of detailed income statements that will foster well-informed decisions.

Infrastructure improvements
---------------------------

     . Deciding in the second quarter to collapse the 20 domestic bank charters to three and convert the seven demand deposit systems into one.

     . Progressing on the Texas/Louisiana system conversion project, which is targeted to be completed in the third quarter of 2001.

     . Improving the commercial customer profitability system, including capital allocations and customer / product profitability analysis that will improve decision making in the Commercial Bank.

     . Increasing to 14,500 the total number of Internet-enabled banking platform PCs, enabling more effective customer marketing and service within the banking centers.

Management team building
------------------------

     . Significantly strengthening of the management team including the fourth quarter hiring of Philip Heasley, a highly respected and experienced executive, to head First USA.

     . Substantially changing compensation philosophies throughout the Company by decreasing entitlement benefits and increasing pay-for-performance incentives.

"The substantial progress made this year on a number of fronts is crucial as we face a weakening economy with a possibility of further deterioration," Dimon said. "Our franchise is sound and the highest priority is to strengthen this company to become a top performer in all types of environments. So, we significantly fortified the balance sheet, sharpened our financial discipline and built a strong management team."

LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

--------------------------------------------------------------------------------
($ millions)                                                       % change vs.
                                      4Q99     3Q00     4Q00      4Q99      3Q00
                                      ----     ----     ----      ----      ----
Retail                               $ 236    $ 251    $ (17)      NM%       NM%
Commercial banking                     199      172     (385)      NM        NM
First USA                              206      177      134      (35)      (24)
Investment management                   86       86       82       (5)       (5)
Corporate investments                   88       52      (15)      NM        NM
Corporate / unallocated                 89     (157)    (311)      NM       (98)
                                      ----     ----     ----
   Total business segment results      904      581     (512)      NM        NM
Merger-related items and
significant items                     (493)      --       --       NM        NM
                                      ----     ----     ----

  Total Corporation                  $ 411    $ 581    $(512)      NM        NM

         NM = not meaningful
--------------------------------------------------------------------------------

Retail

--------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                         % change vs.
                                      4Q99     3Q00     4Q00      4Q99      3Q00
                                      ----     ----     ----      ----      ----
Net interest income (1)              $1,118   $1,236   $1,227      10%       (1)%
Provision for credit losses             116      207      364      NM        76
Noninterest income                      339      326       81     (76)      (75)
Noninterest expense                     995      959      977      (2)        2
Net income (loss)                       236      251      (17)     NM        NM

Return on equity                         20%      17%      (1)%
Efficiency ratio                         68       61       75

Loans - average                      $ 68.8   $ 74.7   $ 76.7      11         3
Assets - average                       74.9     78.8     81.0       8         3
Deposits - average                     87.6     87.9     88.0      --        --
Common equity - average                 4.6      5.9      5.9      28        --
    NM = not meaningful
     (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------

Retail reported a net loss of $17 million, compared to net income of $236 million in the year-ago quarter. This loss reflected significant increases in the provision for credit losses and in writedowns of auto lease residual values, partially offset by an increase in net interest income and a decline in noninterest expense.

Net interest income of $1.227 billion increased $109 million, or 10%, from the year-ago quarter. This increase was driven by wider deposit spreads and an 11% increase in average loans outstanding partially offset by loan margin compression and a shift in deposit product mix toward certificates of deposit. Loan growth was concentrated in home equity loans, which increased 32% from a year-ago and 9% from the third quarter. Excluding the impact of the sale of the consumer finance business in the first quarter of 2000, net interest income increased 12% and average loans increased 15% from the year-ago quarter.

Provision expense was $364 million, up $248 million from the year-ago quarter. The current quarter included $204 million of the Company's increase in the allowance for loan losses. This increase reflected the significant loan growth and a 61% increase in 90 day delinquent consumer loans from the prior year and 34% from the third quarter.

Noninterest income declined $258 million, or 76%, from the year-ago quarter, reflecting the impact of higher auto lease residual writedowns and lower asset sale gains. The negative impact of auto lease residuals, including the $225 million reserve increase, totaled $262 million in the current quarter, compared with $114 million in the year-ago quarter. Of the $114 million in the year-ago-quarter, $34 million was reflected in Retail's results.

Noninterest expense decreased $18 million, or 2%, from the year-ago quarter. This decrease reflected the positive impacts from waste reduction initiatives, reduced incentive compensation and the sale of the consumer finance business. These benefits were primarily offset by occupancy related writedowns and incremental severance-related expenses in the current quarter.


Commercial Banking

--------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                         % change vs.
                                      4Q99     3Q00     4Q00      4Q99      3Q00
                                      ----     ----     ----      ----      ----
Net interest income (1)              $  672   $  685   $  674     -- %       (2)%
Provision for credit losses             113      225    1,078     NM         NM
Noninterest income                      316      378      353     12         (7)
Noninterest expense                     582      566      557     (4)        (2)
Net income (loss)                       199      172     (385)    NM         NM

Return on equity                         14%      10%     (23)%
Efficiency ratio                         59       53       54

Loans - average                      $ 78.0   $ 83.4   $ 83.1      7         --
Assets - average                      109.9    111.0    109.3     (1)        (2)
Deposits - average                     38.9     39.2     38.2     (2)        (3)
Common equity - average                 5.6      6.7      6.8     21          1
     NM = not meaningful
      (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------

Commercial Banking reported a net loss of $385 million driven by a significant increase in credit losses as reflected in the higher credit provision.

Net interest income of $674 million was essentially unchanged from the year-ago quarter but down 2% from the prior quarter, reflecting a lower level of loans, the cost of carrying a higher level of non-performing assets and the effect of lower deposits.

The provision for credit losses was $1.078 billion, an increase of $965 million from the year-ago quarter and $853 million from the prior quarter, reflecting continued deterioration in the commercial portfolio across several industries and leveraged acquisition finance transactions.

The current quarter included $820 million of the Company's increase in the allowance for loan losses. At December 31, 2000, commercial non-performing loans as a percent of total commercial loans were 1.87%, up from 1.10% a year ago. Annualized net charge-offs were 1.24% of average commercial loans in the quarter, up from 0.33% in the year-earlier period.

Noninterest income of $353 million improved $37 million, or 12%, from the year-ago quarter. Lending-related fees were up $16 million, reflecting a moderately higher level of loan commitment fees and the amortization of swap-related fees. Treasury management services (TMS) revenue increased $19 million, reflecting growth in commercial credit cards and corporate sweep accounts, as well as overall solid volume growth. Capital markets revenue improved $12 million, reflecting healthy syndicated and asset backed finance activities partially offset by continued weak bond trading. The $25 million decrease from the prior quarter resulted from strong capital markets performance in the third quarter.

Noninterest expense declined 4% from the year-earlier period, reflecting a reduction in incentive compensation, partially offset by incremental severance-related expense and small increases across several noninterest expense categories.

First USA

--------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                         % change vs.
                                      4Q99     3Q00     4Q00      4Q99      3Q00
                                      ----     ----     ----      ----      ----
Net interest income (1)              $1,570   $1,442   $1,417      (10)%      (2)%
Provision for credit losses             933      853      880       (6)        3
Noninterest income                      419      324      311      (26)       (4)
Noninterest expense                     754      633      637      (16)        1
Net income (loss)                       206      177      134      (35)      (24)

Return on outstandings (pretax)         1.7%     1.7%     1.3%
Return on equity                         14       12        9
Efficiency ratio                         38       36       37
Managed net charge-off ratio           6.52     5.03     5.41

Loans - average                      $ 68.7   $ 65.9   $ 65.6       (5)       --
Assets - average                       74.9     69.2     68.6       (8)       (1)
Common equity - average                 6.0      6.1      6.1        2        --
     NM = not meaningful
      (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------

First USA reported net income of $134 million, a decrease of $72 million, or 35%, from the year-ago quarter. This reflected a 13% decline in revenue, partially offset by lower expenses and provision for credit losses. Fourth quarter results represented a 1.3% pretax return on outstandings, down from 1.7% in the year-ago and prior quarter.

Net interest income of $1.417 billion decreased $153 million, or 10%, from the year-ago quarter and was down slightly from the third quarter. The decline was driven primarily by lower fee revenue, lower average outstandings and a narrower spread.

Average managed outstandings for the fourth quarter were $65.6 billion, down 5% from the year-ago period and little changed from the third quarter average. First USA opened 821,000 new accounts during the quarter, a 13% increase from the third quarter, and had 51.7 million cards issued at year end. Overall, year-over-year attrition on mature vintage balances continued to improve and is now at or near industry averages.

The managed provision for credit losses of $880 million was down $53 million from the year-ago quarter, reflecting a $232 million reduction in managed charge-offs. The managed charge-off rate declined to 5.41% from 6.52% in the year-ago period. The prior-year period charge-offs included $183 million from the early adoption of the Federal Financial Institutions Examination Council's (FFIEC) revised consumer credit guidelines. Excluding the FFIEC impact, the year-ago charge-off rate was 5.45%. As expected, the provision for credit losses was up $27 million from the prior quarter, reflecting increased managed charge-offs resulting from increased bankruptcies and the continued maturing of the portfolio. The managed 30-day and 90-day delinquency rates were 4.51% and 2.02%, respectively, down from 4.57% and 2.13%, respectively, in the year-ago quarter. Delinquency rates were up from the prior quarter, reflecting normal seasonality.

Noninterest income of $311 million declined $108 million, or 26%, from the prior year. The decline resulted primarily from increased revenue sharing payments to partnership and affinity groups as emphasis on these customer groups has caused a shift in portfolio mix. The prior-year quarter also included several nonrecurring items. Noninterest income was comparable with the third quarter.

Noninterest expense declined $117 million, or 16%, from the prior year, reflecting the positive impact of waste reduction initiatives, such as lower headcount and improved operating efficiency. Headcount declined 23% from a year ago to approximately 10,900 and the efficiency ratio improved while measures of customer service quality also continued to improve. The decline also reflected the second quarter sale of the international operations, lower processing costs due to the decrease in portfolio size and a decrease related to a change in the methodology of allocating internal costs. The change in allocation methodology was implemented in the third quarter and better reflects the actual cost of services provided. These benefits were primarily offset by miscellaneous balance sheet adjustment charges, occupancy writedowns, and incremental severance-related expenses in the current quarter.

Investment Management

---------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                  % change vs.
                                  4Q99        3Q00          4Q00         4Q99        3Q00
                               ----------  -----------  ------------  ----------  -----------
Net interest income (1)           $   91       $  104        $  104          14%         --%
Provision for credit losses            1            2             7          NM          NM
Noninterest income                   297          286           300           1           5
Noninterest expense                  261          252           268           3           6
Net income (loss)                     86           86            82          (5)         (5)

Return on equity                      38%          36%           33%
Efficiency ratio                      67           65            66

Loans - average                   $  6.0       $  6.6        $  6.8          13           3
Assets - average                     7.4          7.6           7.8           5           3
Deposits - average                   8.9          8.2           8.5          (4)          4
Common equity - average              0.9          0.9           1.0          11          11
Assets under management - eop      128.9        134.6         131.2           2          (3)
         NM = not meaningful
         (1) Fully taxable equivalent basis
---------------------------------------------------------------------------------------------

Investment Management reported net income of $82 million, a decline of $4 million from both the year-ago and prior quarters.

Net interest income of $104 million increased $13 million, or 14%, from the year-ago period. Higher spread income associated with the 13% increase in average loans was partially offset by the effect of a 4% decrease in average deposits.

Noninterest income increased 1% from the year-ago period, driven by an increase in fees related to assets under management. Also, $16 million of fees associated with the in-house administration of the One Group(R) mutual funds are now recorded as revenue with a corresponding increase in expense. Prior to this quarter, administrative fees and expenses were incurred by a third-party administrator. Partially offsetting these increases, insurance fees declined due to lower credit life volume, and Private Client Services fees were down due to reduced estate and tax preparation fees.

Noninterest expense increased 3% from the year-ago period. Excluding the expenses associated with the administration of the One Group(R) funds, noninterest expense declined 3% from the year-ago quarter and was unchanged from the prior quarter. A reduction in incentive compensation offset incremental severance-related expense and small increases in various noninterest expense categories.

Period-end assets under management increased to $131.2 billion, or 2%, from the year-earlier period and fell 3% from the prior period, reflecting equity market declines. One Group(R) mutual fund assets under management increased to $70.4 billion in the fourth quarter, while other assets under management declined to $60.8 billion, reflecting the on-going effort to convert select individually managed assets to One Group(R) funds. One Group(R) fund performance continues to remain strong, with 97% of funds rated three stars or higher by Morningstar. Average assets under management were essentially unchanged from the prior quarter.

Corporate Investments

-------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                 % change vs.
                                   4Q99         3Q00         4Q00        4Q99        3Q00
                                -----------  -----------  -----------  ---------  ----------

Net interest income (1)               $ 36         $ 18         $ 24       (33)%         33%
Provision for credit losses             --           --           --        --           --
Noninterest income                      97           52          (76)       NM           NM
Noninterest expense                     33           25            7       (79)         (72)
Net income (loss)                       88           52          (15)       NM           NM

Return on equity                        35%          17%          (5)%
Efficiency ratio                        25           36           NM

Loans - average                       $3.4         $3.6         $3.7         9            3
Assets - average                       7.9          8.7          9.0        14            3
Common equity - average                1.0          1.2          1.2        20           --
         NM = not meaningful
         (1) Fully taxable equivalent basis
------------------------------------------------------------------------------------------------

Corporate Investments reported a net loss of $15 million in the current quarter, compared with net income of $88 million in the year-ago quarter. Tax-oriented strategies continued to provide stable core performance in the current quarter and consistent with the year-ago and prior quarters. However, on a collective basis, all other investment strategies suffered losses in the fourth quarter due to the difficult capital markets environment.

Net interest income of $24 million declined $12 million from the year-ago quarter, reflecting the sale of Banc One Capital Funding, which resulted in a gain of $4 million, as well as continued growth in noninterest-bearing investments.

Noninterest income declined $173 million from the year-ago quarter and $128 million from the prior quarter, reflecting valuation declines in venture capital and private equity compared to gains in both the year-ago and prior quarters. Also contributing to the decline were lower hedge fund gains and an impairment recognition in the current quarter on the collateralized debt portfolio due to high yield bond market conditions.

Noninterest expense declined $26 million from the year-ago quarter and $18 million from the prior quarter, reflecting the sale of Banc One Capital Funding and a $9 million reduction in incentive compensation commensurate with the lower revenue.

Corporate / Unallocated

---------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                 % change vs.
                                   4Q99        3Q00        4Q00          4Q99         3Q00
                                ----------  ----------  -----------  ------------  ----------
Net interest income (1)             $   8       $(140)       $(127)        NM %          9%
Provision for credit losses           (44)         --           --         NM           NM
Noninterest income                    111          36           28        (75)         (22)
Noninterest expense                    47         157          401         NM           NM
Net income (loss)                      89        (157)        (311)        NM          (98)

Assets - average                    $36.3       $40.6        $38.1          5           (6)
Deposits - average                   20.8        22.9         28.4         37           24
Common equity - average               1.7        (1.9)        (1.8)        NM            5
         NM = not meaningful
              (1) Fully taxable equivalent basis
-------------------------------------------------------------------------------------------------

Corporate / Unallocated reported a net loss of $311 million, compared with net income of $89 million in the year-ago quarter.

Net interest income in the current quarter represented a net expense of $127 million. Net interest income for this line of business represents the earnings on the corporate investment securities portfolio, the impact of interest rate risk held at the corporate level and the cost to carry unallocated net assets and capital. This net amount will vary from period to period as the unallocated net asset and capital position change.

The appropriate lines of business recorded all provision expense for the current quarter. The negative $44 million provision expense for the year-ago quarter represented a decrease to the reserves not specifically allocated to the lines of business.

Noninterest expense in the quarter included $316 million of significant items, of which $174 million was for occupancy-related decisions and $133 million for miscellaneous balance sheet and operational adjustments. Excluding these items, remaining noninterest expense represents unallocated support costs that vary from quarter to quarter.


CREDIT QUALITY

Nonperforming assets, which include nonperforming commercial loans, other real estate owned and consumer loans 90 days past due, were $2.573 billion at the end of the fourth quarter, up $437 million from September 30, 2000. Commercial nonperforming assets increased $285 million with consumer up $152 million. The ratio of nonperforming assets to related assets was 1.48% at December 31, 2000, up from 1.21% at September 30, 2000.

Total managed net charge-offs in the fourth quarter were $1.309 billion, or 2.22% of total average managed loans, up from $1.091 billion, or 1.86%, in the third quarter. Total managed net charge-offs in the year-ago quarter were $1.446 billion, or 2.57% of total average managed loans, and reflected the early adoption of the FFIEC new consumer credit guidelines. Excluding the FFIEC impact, total managed net charge-offs in the year-ago quarter were $1.120 billion, or 1.99%.

The credit card managed net charge-off ratio was 5.41% in the fourth quarter, up from 5.03% in the third quarter, but comparable to 5.45% in the year-ago quarter adjusted to exclude the FFIEC implementation impact.

Commercial net charge-offs across all lines of business in the 2000 fourth quarter were 1.10%, up from 0.46% in the third quarter and 0.30% in the year-ago quarter.

The managed provision for credit losses in the fourth quarter was $2.329 billion, compared to $1.288 billion in the third quarter. The reported provision for credit losses in the fourth quarter was $1.507 billion, compared to $516 million in the third quarter, and exceeded net charge-offs by $1.020 billion.

At December 31, 2000, the allowance for credit losses was $4.110 billion, up
$1.020 billion from the end of the prior quarter.   This represented 2.36% of
period-end loans and 166% of nonperforming loans, up from 1.75% and 153%, respectively, at September 30, 2000.

CREDIT MANAGEMENT

The Company continues to analyze all of its credit exposure at an increasingly granular level. Due to this review, the Company has:

 .  Given more weight to recent history when estimating expected default rates.

 .  Increased the loss assumptions from default across most risk categories.

 . Increased the likelihood of draw downs against unfunded commitments upon default.

 . Stress-tested the portfolio based upon long-term, as well as more recent, trends.

These reviews have led to substantial strengthening of loan loss reserves and some earlier recognition of nonperforming assets and charge-offs. The Company will continue its focus on reviewing and analyzing credit.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 5.5% at December 31, 2000, up from 5.4% at September 30, 2000. Tier 1 and Total capital ratios were 7.3% and 10.8% at quarter end, respectively, compared with 7.5% and 10.9%, at September 30, 2000. Capital ratios remain very strong and exceed the well-capitalized regulatory guidelines.


BANK ONE CORPORATION is the nation's fourth largest bank holding company, with assets of more than $260 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-
                                           ---------------
demand at 877-ONE-FACT.

Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Company's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in the Company's December 31, 1999 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.

Line of Business Basis of Discussion

The merger-related charges and the effect of certain identified transactions in 1999 and the second quarter of 2000 were not attributed to any line of business. For analytical purposes, these items were not considered a part of core business activities.

First USA's presentation is on a managed basis with information modified from reported results to include credit card loans that were securitized and removed from the balance sheet. The net revenue related to these securitized loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

Analyst Meeting, Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held at 8:30 a.m. (EST) today at the St. Regis Hotel in New York City. To participate in the conference call, phone 800-946-0712 (domestic) or 719-457-2642 (international); the access code is 717208. The conference call audio and slides will also be Webcast on the Internet at www.bankone.com. A playback of
                                               ---------------
this conference call will be available after 12:00 p.m. today through Friday, January 26 by calling 888-203-1112 (domestic) or 719-457-0820 (international); the access code is 717208.

Supplemental Financial Schedules

A Summary of Selected Financial Information follows. Additional Consolidated and Line of Business Results are available on Bank One's website www.bankone.com.
                                                             ---------------

                                      ###

Media Contacts:
Thomas A. Kelly       (312) 732-7007  Stan A. Lata         (312) 732-6209

Investor Contacts:
Jay S. Gould          (312) 732-5771  Sandra M. Catanzaro  (312) 732-8013
Larry J. Peepo        (312) 732-6638

BANK ONE CORPORATION and Subsidiaries
Summary of Selected Financial Information
($ millions, except per share amounts)                                 Three Months Ended
                                                  ------------------------------------------------------------
                                                      Dec 31      Sep 30      Jun 30      Mar 31    Dec 31
                                                       2000        2000        2000        2000      1999
                                                  ------------------------------------------------------------
Income Statement Data:
---------------------
Net interest income (FTE)                           $  2,247    $  2,242   $   2,257  $   2,228   $   2,221
Provision for credit losses                            1,507         516       1,013        362         416
Noninterest income                                     1,247       1,734         288      1,821       1,782
Noninterest expense                                    2,847       2,593       3,507      2,661       3,030
Net income (loss)                                       (512)        581      (1,269)       689         411

Per Common Share Data:
---------------------
Net income (loss):
Basic                                               $  (0.44)   $   0.50   $   (1.11)  $   0.60   $    0.36
Diluted (1)                                            (0.44)       0.50       (1.11)      0.60        0.36
Cash dividends declared                                 0.21        0.21        0.42       0.42        0.42
Book value                                             15.90       16.47       16.12      17.43       17.34

Balance Sheet Data:
------------------
Loans:
     Managed                                         236,492     237,505   $ 234,412  $ 229,673   $ 229,196
     Reported                                        174,251     176,419     172,591    168,078     163,877
Deposits                                             167,077     164,130     163,169    164,643     162,278
Long-term debt (2)                                    40,911      42,641      39,093     38,753      35,435
Total assets:
     Managed                                         309,096     324,780     316,011    317,176     315,064
     Reported                                        269,300     283,373     272,709    273,008     269,425
Common stockholders' equity                           18,445      19,042      18,630     20,081      19,900
Total stockholders' equity                            18,635      19,232      18,820     20,271      20,090

Credit Quality Ratios:
---------------------
Net charge-offs to average loans                        1.11%       0.74%       0.75%      0.64%       0.95%
Allowance for credit losses to period end loans         2.36        1.75        1.73       1.39        1.39
Nonperforming assets to related assets                  1.48        1.21        1.03       0.99        1.02

Financial Performance Ratios:
----------------------------
Return (loss) on average assets                        (0.75)%      0.85%      (1.87)      1.03%       0.62%
Return (loss) on average common equity                 (10.7)       12.2       (26.0)      13.9         8.2
Net interest margin:
     Managed                                            4.65        4.66        4.80       4.91        4.98
     Reported                                           3.67        3.68        3.77       3.78        3.79
Efficiency ratio:
     Managed                                            66.0        54.6       103.8       53.7        62.1
     Reported                                           81.5        65.2       137.8       65.7        75.7

Capital Ratios:
--------------
Regulatory leverage                                      7.3%        7.5%        7.0%       7.7%        7.7%
Risk-based capital:
     Tier 1                                              7.3         7.5         7.2        7.7         7.7
     Total                                              10.8        10.9        10.3       10.6        10.7
Common equity/managed assets                             6.0         5.9         5.9        6.3         6.3
Tangible common equity/tangible managed assets           5.5         5.4         5.4        5.7         5.7

Common Stock Data:
-----------------
Average shares outstanding (millions):
Basic                                                  1,158       1,156       1,153      1,149       1,147
Diluted (1)                                            1,158       1,167       1,153      1,155       1,154
Stock price, quarter-end                            $  36.62    $  38.06   $   26.56  $   34.38   $   32.00

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second and fourth quarters of 2000 as the effect would be antidilutive.

(2)  Includes trust preferred capital securities.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income
($ millions, except per share amounts)                                           Three Months Ended
                                                                ----------------------------------------------------
                                                                   Dec 31     Sep 30    Jun 30     Mar 31    Dec 31
                                                                     2000       2000      2000       2000      1999
                                                                ----------------------------------------------------
Interest income                                                    $ 5,174   $ 5,185   $  4,966   $ 4,753   $ 4,548
Interest expense                                                     2,960     2,977      2,745     2,560     2,360
                                                                ----------------------------------------------------
  Net interest income                                                2,214     2,208      2,221     2,193     2,188

Provision for credit losses                                          1,507       516      1,013       362       416
                                                                ----------------------------------------------------
  Net interest income after provision for credit losses                707     1,692      1,208     1,831     1,772
                                                                ----------------------------------------------------

Noninterest Income:
Trading profits (losses)                                                15        58         (3)       64        17
Equity securities gains (losses)                                       (41)       31         60       143       100
Investment securities gains (losses)                                   (45)       16       (414)       15         2
                                                                ----------------------------------------------------
           Market-driven revenue (losses)                              (71)      105       (357)      222       119

Credit card revenue                                                    575       669        477       578       714
Fiduciary and investment management fees                               192       196        200       195       216
Service charges and commissions                                        738       702        694       713       701
                                                                ----------------------------------------------------
           Fee-based revenue                                         1,505     1,567      1,371     1,486     1,631
Other income (loss)                                                   (187)       62       (726)      113        32
                                                                ----------------------------------------------------
           Total noninterest income                                  1,247     1,734        288     1,821     1,782
                                                                ----------------------------------------------------
Noninterest Expense:
Salaries and employee benefits                                       1,052     1,106      1,132     1,098     1,081
Net occupancy and equipment expense                                    358       207        223       222       244
Depreciation and amortization                                          189       143        439       163       186
Outside service fees and processing                                    405       344        375       408       459
Marketing and development                                              203       200        245       226       230
Communication and transportation                                       235       187        207       212       216
Other expense                                                          452       408        657       351       425
                                                                ----------------------------------------------------
           Total noninterest expense before merger-related
           and restructuring charges                                 2,894     2,595      3,278     2,680     2,841
Merger-related and restructuring charges                               (47)       (2)       229       (19)      189
                                                                ----------------------------------------------------
           Total noninterest expense                                 2,847     2,593      3,507     2,661     3,030

Income (loss) before income taxes                                     (893)      833     (2,011)      991       524
Applicable income taxes (benefit)                                     (381)      252       (742)      302       113
                                                                ----------------------------------------------------
Net income (loss)                                                  $  (512)  $   581   $ (1,269)  $   689   $   411
                                                                ====================================================
Net income (loss) attributable to common stockholders' equity      $  (515)  $   578   $ (1,272)  $   686   $   408
                                                                ====================================================
Earnings (loss) per share:
     Basic                                                         $ (0.44)  $  0.50   $  (1.11)  $  0.60   $  0.36
     Diluted (1)                                                   $ (0.44)  $  0.50   $  (1.11)  $  0.60   $  0.36
Average common shares outstanding (millions):
     Basic                                                           1,158     1,156      1,153     1,149     1,147
     Diluted (1)                                                     1,158     1,167      1,153     1,155     1,154

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second and fourth quarters of 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income
($ millions, except per share amounts)                                 Twelve Months Ended
                                                                 -------------------------------
                                                                          December 31
                                                                     2000            1999
                                                                 -------------------------------
Interest income                                                    $    20,078     $     17,294
Interest expense                                                        11,242            8,273
                                                                 -------------------------------
  Net interest income                                                    8,836            9,021

Provision for credit losses                                              3,398            1,249
                                                                 -------------------------------
  Net interest income after provision for credit losses                  5,438            7,772
                                                                 -------------------------------

Noninterest Income:
Trading profits                                                            134              147
Equity securities gains                                                    193              415
Investment securities gains (losses)                                      (428)              94
                                                                 -------------------------------
           Market-driven revenue (losses)                                 (101)             656

Credit card revenue                                                      2,299            3,413
Fiduciary and investment management fees                                   783              793
Service charges and commissions                                          2,847            2,785
                                                                 -------------------------------
           Fee-based revenue                                             5,929            6,991
Other income (loss)                                                       (738)           1,045
                                                                 -------------------------------
           Total noninterest income                                      5,090            8,692
                                                                 -------------------------------

Noninterest Expense:
Salaries and employee benefits                                           4,388            4,271
Net occupancy and equipment expense                                      1,010              910
Depreciation and amortization                                              934              697
Outside service fees and processing                                      1,532            1,743
Marketing and development                                                  874            1,188
Communication and transportation                                           841              829
Other expense                                                            1,868            1,298
                                                                 -------------------------------
           Total noninterest expense before merger-related
            and restructuring charges                                   11,447           10,936
Merger-related and restructuring charges                                   161              554
                                                                 -------------------------------
           Total noninterest expense                                    11,608           11,490
                                                                 -------------------------------

Income (loss) before income taxes                                       (1,080)           4,974
Applicable income taxes (benefit)                                         (569)           1,495
                                                                 -------------------------------
Net income (loss)                                                  $      (511)    $      3,479
                                                                 ===============================
Net income (loss) attributable to common
     stockholders' equity                                          $      (523)    $      3,467
                                                                 ===============================

Earnings (loss) per share:
     Basic                                                         $     (0.45)    $       2.97
     Diluted (1)                                                   $     (0.45)    $       2.95
Average common shares outstanding (millions):
     Basic                                                               1,154            1,168
     Diluted (1)                                                         1,154            1,178

(1) Common equivalent shares have been excluded from the computation of diluted loss per share for the year ended December 31, 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets
($ millions)
                                                                            Dec 31      Sep 30      Jun 30      Mar 31      Dec 31
                                                                             2000        2000        2000        2000        1999
                                                                        ---------------------------------------------------------
Assets
Cash and due from banks                                                  $ 17,291    $ 15,388    $ 16,470    $ 15,267    $ 16,076
Interest bearing due from banks                                             5,210       9,919       7,649       8,105       6,645
Federal funds sold and securities under resale agreements                   4,737      12,666      10,592      10,998       9,782
Trading assets                                                              2,788       7,140      10,681       5,587       7,952
Derivative product assets                                                   2,322       3,492       3,278       3,207       3,372
Investment securities                                                      50,561      45,262      38,288      47,459      47,912
Loans:
  Commercial                                                              100,460     102,819     101,813      98,099      96,352
  Consumer                                                                 69,047      68,802      66,306      65,087      63,488
  Credit Card                                                               4,744       4,798       4,472       4,892       4,037
                                                                      -----------------------------------------------------------
       Total loans                                                        174,251     176,419     172,591     168,078     163,877
Allowance for credit losses                                                (4,110)     (3,090)     (2,983)     (2,338)     (2,285)
                                                                      -----------------------------------------------------------
    Loans, net                                                            170,141     173,329     169,608     165,740     161,592
Other assets:
  Bank premises and equipment, net                                          2,894       2,976       3,073       3,266       3,317
  Other                                                                    13,356      13,201      13,070      13,379      12,777
                                                                      -----------------------------------------------------------
    Total other assets                                                     16,250      16,177      16,143      16,645      16,094
                                                                      -----------------------------------------------------------
    Total assets                                                         $269,300    $283,373    $272,709    $273,008    $269,425
                                                                      ===========================================================

Liabilities
Deposits:
  Demand                                                                 $ 30,738    $ 28,424    $ 29,055    $ 29,923    $ 31,194
  Savings                                                                  63,414      62,456      63,722      65,292      64,435
  Time                                                                     47,958      46,945      43,170      40,263      36,877
  Foreign offices                                                          24,967      26,305      27,222      29,165      29,772
                                                                      -----------------------------------------------------------
    Total deposits                                                        167,077     164,130     163,169     164,643     162,278
Federal funds purchased and repurchase agreements                          12,120      23,983      17,610      18,451      18,720
Other short-term borrowings                                                18,003      19,800      21,827      18,261      21,211
Long-term debt                                                             38,428      40,152      37,515      37,175      33,857
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                                2,483       2,489       1,578       1,578       1,578
Derivative product liabilities                                              2,212       3,149       3,201       3,100       3,332
Other liabilities                                                          10,342      10,438       8,989       9,529       8,359
                                                                      -----------------------------------------------------------
    Total liabilities                                                     250,665     264,141     253,889     252,737     249,335
                                                                      -----------------------------------------------------------

Stockholders' Equity
Preferred stock                                                               190         190         190         190         190
Common stock                                                                   12          12          12          12          12
Surplus                                                                    10,487      10,584      10,605      10,679      10,799
Retained earnings                                                           9,060       9,819       9,484      11,242      11,037
Accumulated other adjustments to stockholders' equity                          (5)        (71)       (135)       (358)       (263)
Deferred compensation                                                        (121)       (157)       (156)       (165)       (118)
Treasury stock                                                               (988)     (1,145)     (1,180)     (1,329)     (1,567)
                                                                      -----------------------------------------------------------
    Total stockholders' equity                                             18,635      19,232      18,820      20,271      20,090
                                                                      -----------------------------------------------------------
    Total liabilities and stockholders' equity                           $269,300    $283,373    $272,709    $273,008    $269,425
                                                                      ===========================================================

Common Shares -- period-end (millions):
Issued                                                                      1,181       1,181       1,181       1,181       1,182
Treasury shares                                                                21          25          26          29          35
                                                                      -----------------------------------------------------------
Outstanding                                                                 1,160       1,156       1,155       1,152       1,147
                                                                      ===========================================================

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Managed Basis (1)
($ millions)                                                                        Three Months Ended
                                         -----------------------------------------------------------------------------------------
                                                     Dec 31, 2000                      Sep 30, 2000                  Jun 30, 2000
                                         -----------------------------------------------------------------------------------------
                                          Average      Income/   Yield/    Average    Income/  Yield/    Average    Income/  Yield/
                                          Balance      Expense    Rate     Balance    Expense   Rate     Balance    Expense   Rate
                                         ----------  --------  -------  ----------  -------  -------  ----------  -------  -------
Assets
Short-term investments                     $ 16,272  $  272    6.65%   $ 18,673    $  306    6.52%   $ 17,356    $  276    6.40%
Trading assets (2)                            6,140     101    6.54       8,252       138    6.65       6,442       100    6.24
Investment securities: (2)
   U.S. government and federal agency        14,765     228    6.14      12,163       212    6.93      15,074       260    6.94
   States and political subdivisions          1,283      25    7.75       1,308        25    7.60       1,398        27    7.77
   Other                                      9,227     141    6.08      10,571       143    5.38      12,516       167    5.37
                                           ----------------            ------------------            ------------------
 Total investment securities                 25,275     394    6.20      24,042       380    6.29      28,988       454    6.30
Loans:  (2) (3)
   Commercial                               101,439   2,147    8.42     101,224     2,196    8.63     100,146     2,097    8.42
   Consumer                                  69,238   1,594    9.16      67,331     1,544    9.12      65,527     1,455    8.93
   Credit Card                               65,631   2,479   15.03      65,849     2,508   15.15      66,148     2,485   15.11
                                           ----------------            ------------------            ------------------
 Total loans, net                           236,308   6,220   10.47     234,404     6,248   10.60     231,821     6,037   10.47
                                                     ------                        ------                        ------

       Total earning assets                 283,995  $6,987    9.79     285,371    $7,072    9.86     284,607    $6,867    9.70
                                                     ======                        ======                        ======

Allowance for credit losses                  (3,499)                     (3,036)                       (2,531)
Other assets - nonearning                    33,319                      33,534                        34,528
                                           --------                    --------                      --------
           Total assets                    $313,815                    $315,869                      $316,604
                                           ========                    ========                      ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                  $ 15,543  $   57    1.46    $ 16,287    $   62    1.51      16,973        60    1.42
  Money market                               47,084     429    3.62      47,080       419    3.54      48,450       410    3.40
  Time                                       47,480     759    6.36      45,906       728    6.31      41,946       609    5.84
  Foreign offices                            25,950     397    6.09      26,228       410    6.22      28,848       408    5.69
                                           ----------------            ------------------            ------------------
 Total deposits -- interest-bearing         136,057   1,642    4.80     135,501     1,619    4.75     136,217     1,487    4.39
Federal funds purchased and securities
  under repurchase agreements                18,564     284    6.09      19,331       311    6.40      18,632       281    6.07
Other short-term borrowings                  58,295   1,000    6.82      61,788     1,068    6.88      63,029     1,033    6.59
Long-term debt                               41,395     742    7.13      41,018       728    7.06      38,642       670    6.97
                                           ----------------            ------------------            ------------------
       Total interest-bearing liabilities   254,311  $3,668    5.74     257,638    $3,726    5.75     256,520    $3,471    5.44
                                                     ======                        ======                        ======
Demand deposits                              27,194                      26,456                        27,692
Other liabilities                            12,943                      12,706                        12,503
Preferred stock                                 190                         190                           190
Common stockholders' equity                  19,177                      18,879                        19,699
                                           --------                    --------                      --------
            Total liabilities and equity   $313,815                    $315,869                      $316,604
                                           ========                    ========                      ========


Interest income/earning assets                       $6,987    9.79%               $7,072    9.86%               $6,867    9.70%
Interest expense/earning assets                       3,668    5.14                 3,726    5.20                 3,471    4.90
                                                     --------------                --------------                --------------
Net interest margin                                  $3,319    4.65%               $3,346    4.66%               $3,396    4.80%
                                                     ==============                ==============                ==============

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Managed Basis (1)
($ millions)                                                                      Three Months Ended
                                                                 ---------------------------------------------------------
                                                                         Mar 31, 2000                Dec 31, 1999
                                                                 ---------------------------------------------------------
                                                                  Average   Income/   Yield/    Average    Income/  Yield/
                                                                  Balance   Expense    Rate     Balance    Expense   Rate
                                                                 --------   -------  -------  ----------  -------  ------
Assets
Short-term investments                                            $ 15,451    $  226    5.88%   $ 15,985    $  215    5.34%
Trading assets (2)                                                   6,909       100    5.82       6,614        99    5.94
Investment securities: (2)
   U.S. government and federal agency                               15,641       258    6.63      15,046       257    6.78
   States and political subdivisions                                 1,483        28    7.59       1,646        30    7.23
   Other                                                            12,482       165    5.32      14,666       188    5.09
                                                                  ------------------            ------------------
 Total investment securities                                        29,606       451    6.13      31,358       475    6.01
Loans:  (2) (3)
   Commercial                                                       97,973     1,941    7.97      93,491     1,862    7.90
   Consumer                                                         65,118     1,493    9.22      62,577     1,334    8.46
   Credit Card                                                      67,095     2,499   14.98      68,678     2,570   14.85
                                                                  ------------------            ------------------
 Total loans, net                                                  230,186     5,933   10.37     224,746     5,766   10.18
                                                                              ------                        ------

       Total earning assets                                        282,152    $6,710    9.56     278,703    $6,555    9.33
                                                                              ======                        ======

Allowance for credit losses                                         (2,367)                       (2,294)
Other assets - nonearning                                           33,772                        34,939
                                                                  --------                      --------
            Total assets                                          $313,557                      $311,348
                                                                  ========                      ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                                         $ 16,942    $   61    1.45    $ 18,955    $   70    1.47
  Money market                                                      47,606       400    3.38      46,066       379    3.26
  Time                                                              38,818       550    5.70      36,083       481    5.29
  Foreign offices                                                   29,443       378    5.16      27,292       338    4.91
                                                                  ------------------            ------------------
 Total deposits -- interest-bearing                                132,809     1,389    4.21     128,396     1,268    3.92
Federal funds purchased and securities
  under repurchase agreements                                       19,316       266    5.54      19,126       245    5.08
Other short-term borrowings                                         64,751     1,003    6.23      65,873       995    5.99
Long-term debt                                                      36,484       607    6.69      35,672       550    6.12
                                                                  ------------------            ------------------
       Total interest-bearing liabilities                          253,360    $3,265    5.18     249,067    $3,058    4.87
                                                                              ======                        ======
Demand deposits                                                     27,921                        29,223
Other liabilities                                                   12,305                        13,051
Preferred stock                                                        190                           190
Common stockholders' equity                                         19,781                        19,817
                                                                  --------                      --------
           Total liabilities and equity                           $313,557                      $311,348
                                                                  ========                      ========

Interest income/earning assets                                                $6,710    9.56%               $6,555    9.33%
Interest expense/earning assets                                                3,265    4.65                 3,058    4.35
                                                                              --------------                --------------
Net interest margin                                                           $3,445    4.91%               $3,497    4.98%
                                                                              ==============                ==============

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Managed Basis (1)
($ millions)                                                      Twelve Months Ended Dec 31
                                                   -------------------------------------------------------------------------------
                                                                      2000                                     1999
                                                   -------------------------------------       -----------------------------------
                                                      Average        Income/     Yield/            Average    Income/     Yield/
                                                      Balance        Expense      Rate             Balance    Expense      Rate
                                                   -------------   -----------  --------          ---------   --------   ---------
Assets
Short-term investments                                  $ 16,941       $ 1,080      6.38%          $ 13,976    $   678        4.85%
Trading assets (2)                                         6,937           439      6.33              6,128        332        5.42
Investment securities: (2)
   U.S. government and federal agency                     14,406           958      6.65             15,228      1,008        6.62
   States and political subdivisions                       1,367           105      7.68              1,835        135        7.36
   Other                                                  11,192           616      5.50             13,468        658        4.89
                                                        ----------------------                     -------------------
 Total investment securities                              26,965         1,679      6.23             30,531      1,801        5.90
Loans:  (2) (3)
   Commercial                                            100,202         8,381      8.36             90,182      6,812        7.55
   Consumer                                               66,812         6,086      9.11             59,440      5,142        8.65
   Credit card (2)                                        66,178         9,971     15.07             68,980     10,529       15.26
                                                        ----------------------                     -------------------
 Total loans, net                                        233,192        24,438     10.48            218,602     22,483       10.28
                                                                       -------                                 -------

       Total earning assets                              284,035       $27,636      9.73            269,237    $25,294        9.39
                                                                       =======                                 =======

Allowance for credit losses                               (2,860)                                    (2,290)
Other assets - nonearning                                 33,786                                     35,242
                                                        --------                                   --------
           Total assets                                 $314,961                                   $302,189
                                                        ========                                   ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                               $ 16,433       $   240      1.46           $ 19,866    $   310        1.56
  Money market                                            47,552         1,658      3.49             44,730      1,445        3.23
  Time                                                    43,555         2,646      6.08             35,202      1,784        5.07
  Foreign offices                                         27,609         1,593      5.77             24,157      1,112        4.60
                                                        ----------------------                     -------------------
 Total deposits -- interest-bearing                      135,149         6,137      4.54            123,955      4,651        3.75
Federal funds purchased and securities
  under repurchase agreements                             18,961         1,142      6.02             19,711        935        4.74
Other short-term borrowings                               61,955         4,104      6.62             63,555      3,506        5.52
Long-term debt                                            39,395         2,747      6.97             29,367      1,745        5.94
                                                        ----------------------                     -------------------
       Total interest-bearing liabilities                255,460       $14,130      5.53            236,588    $10,837        4.58
                                                                       =======                                 =======
Demand deposits                                           27,313                                     31,229
Other liabilities                                         12,616                                     13,918
Preferred stock                                              190                                        190
Common stockholders' equity                               19,382                                     20,264
                                                        --------                                   --------
            Total liabilities and equity                $314,961                                   $302,189
                                                        ========                                   ========


Interest income/earning assets                                         $27,636      9.73%                      $25,294        9.39%
Interest expense/earning assets                                         14,130      4.97                        10,837        4.02
                                                                       -----------------                       -------------------
Net interest margin                                                    $13,506      4.76%                      $14,457        5.37%
                                                                       =================                       ===================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Reported Basis

($ millions)                                                                         Three Months Ended
                                          ------------------------------------------------------------------------------------------
                                                      Dec 31, 2000          Sep 30, 2000            Jun 30, 2000      Jun 30, 2000
                                          ------------------------------------------------------------------------------------------
                                           Average    Income/    Yield/    Average    Income/    Yield/    Average   Income/  Yield/
                                           Balance    Expense     Rate     Balance    Expense     Rate     Balance   Expense   Rate
                                          ---------  ---------  --------  ---------  ---------  --------  --------- --------- ------
Assets
Short-term investments                     $ 16,272    $    272     6.65%  $ 18,673    $    306    6.52%   $ 17,356   $  276   6.40%
Trading assets (1)                            6,140         101     6.54      8,252         138    6.65       6,442      100   6.24
Investment securities: (1)
   U.S. government and federal agency        14,765         228     6.14     12,163         212    6.93      15,074      260   6.94
   States and political subdivisions          1,283          25     7.75      1,308          25    7.60       1,398       27   7.77
   Other                                     29,485         620     8.37     28,861         603    8.31      29,813      575   7.76
                                          ---------------------           ---------------------           ---------  -------
 Total investment securities                 45,533         873     7.63     42,332         840    7.89      46,285      862   7.49
Loans:  (1) (2)
   Commercial                               101,439       2,147     8.42    101,224       2,196    8.63     100,146    2,097   8.42
   Consumer                                  69,238       1,594     9.16     67,331       1,544    9.12      65,527    1,455   8.93
   Credit Card                                4,911         220    17.82      4,704         195   16.49       5,070      212  16.82
                                          ---------------------           ---------------------           ---------  -------
 Total loans, net                           175,588       3,961     8.97    173,259       3,935    9.04     170,743    3,764   8.87
                                                     ----------                       ---------                      -------

       Total earning assets                 243,533     $ 5,207     8.51    242,516    $  5,219    8.56     240,826   $5,002   8.35
                                                     ==========                       =========                      =======

Allowance for credit losses                  (3,499)                         (3,036)                         (2,531)
Other assets - nonearning                    33,319                          33,534                          34,528
                                          ---------                       ---------                       ---------
            Total assets                   $273,353                        $273,014                        $272,823
                                          =========                       =========                       =========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                  $ 15,543    $     57     1.46   $ 16,287    $     62    1.51    $ 16,973   $   60   1.42
  Money market                               47,084         429     3.62     47,080         419    3.54      48,450      410   3.40
  Time                                       47,480         759     6.36     45,906         728    6.31      41,946      609   5.84
  Foreign offices                            25,950         397     6.09     26,228         410    6.22      28,848      408   5.69
                                          ---------  ----------           ---------   ---------           ---------  -------
 Total deposits -- interest-bearing         136,057       1,642     4.80    135,501       1,619    4.75     136,217
Federal funds purchased and securities                                                                                 1,487   4.39
  under repurchase agreements                18,564         284     6.09     19,331         311    6.40      18,632
Other short-term borrowings                  17,833         292     6.51     18,933         319    6.70      19,248      281   6.07
Long-term debt                               41,395         742     7.13     41,018         728    7.06      38,642      307   6.41
                                          ---------  ----------           ---------                                      670   6.97
                                                                                                                     -------
       Total interest-bearing liabilities   213,849    $  2,960     5.51    214,783    $  2,977    5.51     212,739   $2,745   5.19
                                                     ==========                       =========                      =======
Demand deposits                              27,194                          26,456                          27,692
Other liabilities                            12,943                          12,706                          12,503
Preferred stock                                 190                             190                             190
Common stockholders' equity                  19,177                          18,879                          19,699
                                          ---------                       ---------                       ---------
            Total liabilities and equity   $273,353                        $273,014                        $272,823
                                          =========                       =========                       =========


Interest income/earning assets                         $  5,207     8.51%              $  5,219    8.56%              $5,002   8.35%
Interest expense/earning assets                           2,960     4.84                  2,977    4.88                2,745   4.58
                                                     ------------  -----              -----------------              --------------
Net interest margin                                    $  2,247     3.67%              $  2,242    3.68%              $2,257   3.77%
                                                     ============  =====              =================              ==============

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Reported Basis
($ millions)                                                                       Three Months Ended
                                                           ------------------------------------------------------------------
                                                                       Mar 31, 2000                       Dec 31, 1999
                                                           ------------------------------------------------------------------
                                                               Average       Income/     Yield/     Average   Income/  Yield/
                                                               Balance       Expense      Rate      Balance   Expense   Rate
                                                           --------------  ----------  ---------  ----------  -------  ------
Assets
Short-term investments                                          $ 15,451       $  226      5.88%   $ 15,985    $  215    5.34%
Trading assets (1)                                                 6,909          100      5.82       6,614        99    5.94
Investment securities: (1)
   U.S. government and federal agency                             15,641          258      6.63      15,046       257    6.78
   States and political subdivisions                               1,483           28      7.59       1,646        30    7.23
   Other                                                          30,406          564      7.46      32,495       600    7.33
                                                           --------------------------             -------------------
 Total investment securities                                      47,530          850      7.19      49,187       887    7.15
Loans:  (1) (2)
   Commercial                                                     97,973        1,941      7.97      93,491     1,862    7.90
   Consumer                                                       65,118        1,493      9.22      62,577     1,334    8.46
   Credit Card                                                     4,332          178     16.53       4,526       184   16.13
                                                           --------------------------             -------------------
 Total loans, net                                                167,423        3,612      8.68     160,594     3,380    8.35
                                                                           ----------                         -------

       Total earning assets                                      237,313       $4,788      8.11     232,380    $4,581    7.82
                                                                           ==========                         =======

Allowance for credit losses                                       (2,367)                            (2,294)
Other assets - nonearning                                         33,772                             34,939
                                                         ---------------                          ---------
            Total assets                                        $268,718                           $265,025
                                                         ===============                          =========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                                       $ 16,942       $   61      1.45    $ 18,955    $   70    1.47
  Money market                                                    47,606          400      3.38      46,066       379    3.26
  Time                                                            38,818          550      5.70      36,083       481    5.29
  Foreign offices                                                 29,443          378      5.16      27,292       338    4.91
                                                        -----------------------------             -------------------
 Total deposits -- interest-bearing:                             132,809        1,389      4.21     128,396     1,268    3.92
Federal funds purchased and securities
  under repurchase agreements                                     19,316          266      5.54      19,126       245    5.08
Other short-term borrowings                                       19,912          298      6.02      19,550       297    6.03
Long-term debt                                                    36,484          607      6.69      35,672       550    6.12
                                                        -----------------------------             -------------------
       Total interest-bearing liabilities                        208,521       $2,560      4.94     202,744    $2,360    4.62
                                                                           ==========                         =======
Demand deposits                                                   27,921                             29,223
Other liabilities                                                 12,305                             13,051
Preferred stock                                                      190                                190
Common stockholders' equity                                       19,781                             19,817
                                                         ---------------                          ---------
            Total liabilities and equity                        $268,718                           $265,025
                                                         ===============                          =========


Interest income/earning assets                                                 $4,788      8.11%               $4,581    7.82%
Interest expense/earning assets                                                 2,560      4.33                 2,360    4.03
                                                                           --------------------               ---------------
Net interest margin                                                            $2,228      3.78%               $2,221    3.79%
                                                                           ====================               ===============

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Average Balance Sheet, Yields, & Rates - Reported Basis
($ millions)

                                                                    Twelve Months Ended December 31
                                                     ------------------------------------------------------------------------
                                                                       2000                                 1999
                                                     -------------------------------------     ------------------------------
                                                       Average        Income/     Yield/        Average    Income/   Yield/
                                                       Balance        Expense      Rate         Balance    Expense    Rate
                                                     ------------   -----------  ---------     ---------   --------  --------
Assets
Short-term investments                                   $ 16,941       $ 1,080       6.38%     $ 13,976    $   678    4.85%
Trading assets (1)                                          6,937           439       6.33         6,128        332    5.42
 Investment securities: (1)
   U.S. government and federal agency                      14,406           958       6.65        15,228      1,008    6.62
   States and political subdivisions                        1,367           105       7.68         1,835        135    7.36
   Other (1)                                               29,639         2,362       7.97        29,517      2,169    7.35
                                                     --------------------------                --------------------
 Total investment securities                               45,412         3,425       7.54        46,580      3,312    7.11
Loans:  (1) (2)
   Commercial                                             100,202         8,381       8.36        90,182      6,812    7.55
   Consumer                                                66,812         6,086       9.11        59,440      5,142    8.65
   Credit card                                              4,754           805      16.93         7,233      1,139   15.75
                                                     --------------------------                --------------------
 Total loans, net                                         171,768        15,272       8.89       156,855     13,093    8.35
                                                                    -----------                ---------   --------

       Total earning assets                               241,058       $20,216       8.39       223,539    $17,415    7.79
                                                                    ===========                            ========

Allowance for credit losses                                (2,860)                                (2,290)
Other assets - nonearning                                  33,786                                 35,242
                                                     ------------                              ---------
            Total assets                                 $271,984                               $256,491
                                                     ============                              =========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing:
  Savings                                                $ 16,433       $   240       1.46      $ 19,866    $   310    1.56
  Money market                                             47,552         1,658       3.49        44,730      1,445    3.23
  Time                                                     43,555         2,646       6.08        35,202      1,784    5.07
  Foreign offices                                          27,609         1,593       5.77        24,157      1,112    4.60
                                                     --------------------------                --------------------
 Total deposits -- interest-bearing                       135,149         6,137       4.54       123,955      4,651    3.75
Federal funds purchased and securities
  under repurchase agreements                              18,961         1,142       6.02        19,711        935    4.74
Other short-term borrowings                                18,978         1,216       6.41        17,857        942    5.28
Long-term debt                                             39,395         2,747       6.97        29,367      1,745    5.94
                                                     --------------------------                --------------------
       Total interest-bearing liabilities                 212,483       $11,242       5.29       190,890    $ 8,273    4.33
                                                                    ===========                            ========
Demand deposits                                            27,313                                 31,229
Other liabilities                                          12,616                                 13,918
Preferred stock                                               190                                    190
Common stockholders' equity                                19,382                                 20,264
                                                     ------------                              ---------
            Total liabilities and equity                 $271,984                               $256,491
                                                     ============                              =========


Interest income/earning assets                                          $20,216       8.39%                 $17,415    7.79%
Interest expense/earning assets                                          11,242       4.67                    8,273    3.70
                                                                    ----------------------                 ----------------
Net interest margin                                                     $ 8,974       3.72%                 $ 9,142    4.09%
                                                                    ======================                 ================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
Credit Quality
($ millions)                                                                                Three Months Ended
                                                                           -------------------------------------------------
                                                                              Dec 31    Sep 30    Jun 30    Mar 31    Dec 31
                                                                                2000      2000      2000      2000      1999
                                                                           -------------------------------------------------
Provision for credit losses                                                   $1,507    $  516    $1,013    $  362    $  416

Gross charge-offs                                                             $  558    $  388    $  383    $  338    $  468
Recoveries                                                                        71        69        64        72        85
                                                                           -------------------------------------------------
  Net charge-offs                                                             $  487    $  319    $  319    $  266    $  383
                                                                           =================================================

Net charge-offs:
  Commercial                                                                  $  280    $  116    $  117    $   84    $   71
  Consumer                                                                       142       147       135       123       256
  Credit card                                                                     65        56        67        59        56
                                                                           -------------------------------------------------
    Total net charge-offs                                                     $  487    $  319    $  319    $  266    $  383
    Credit card net charge-offs -- managed                                    $  887    $  828    $  900    $  969    $1,119
    Total net charge-offs -- managed                                          $1,309    $1,091    $1,152    $1,176    $1,446

Net charge-off ratios:
  Commercial                                                                    1.10%     0.46%     0.47%     0.34%     0.30%
  Consumer                                                                      0.82      0.87      0.82      0.76      1.64
  Credit card                                                                   5.29      4.76      5.29      5.45      4.95
    Total net charge-off ratio                                                  1.11      0.74      0.75      0.64      0.95
    Credit card net charge-off ratio-- managed                                  5.41      5.03      5.44      5.78      6.52
    Total net charge-off ratio -- managed                                       2.22      1.86      1.99      2.04      2.57

Allowance for credit losses -- period-end                                     $4,110    $3,090    $2,983    $2,338    $2,285

Nonperforming assets -- period-end:
  Nonperforming loans:
       Commercial                                                             $1,761    $1,464    $1,250    $1,093    $1,053
       Consumer                                                                  714       562       440       471       506
                                                                           -------------------------------------------------
            Total                                                              2,475     2,026     1,690     1,564     1,559
  Other, including other real estate owned                                        98       110        94        97       106
                                                                           -------------------------------------------------
    Total nonperforming assets                                                $2,573    $2,136    $1,784    $1,661    $1,665
                                                                           =================================================

Allowance to period end loans                                                   2.36%     1.75%     1.73%     1.39%     1.39%
Allowance to nonperforming loans                                                 166       153       177       149       147
Nonperforming assets to related assets                                          1.48      1.21      1.03      0.99      1.02

Credit card delinquency rate - managed:
             30+  days                                                          4.51%     4.14%     3.83%     4.08%     4.57%
             90+  days                                                          2.02%     1.79%     1.69%     1.91%     2.13%

BANK ONE CORPORATION and Subsidiaries
Capital and Related Information
($ millions, except per-share amounts)

                                                                             Three Months Ended
                                                         ------------------------------------------------------------
                                                             Dec 31      Sep 30      Jun 30      Mar 31      Dec 31
Capital Ratios:                                               2000        2000        2000        2000        1999
--------------                                           ------------------------------------------------------------
Regulatory leverage                                            7.3%        7.5%        7.0%        7.7%        7.7%
Tier 1                                                         7.3         7.5         7.2         7.7         7.7
Total                                                         10.8        10.9        10.3        10.6        10.7
Common equity/managed assets                                   6.0         5.9         5.9         6.3         6.3
Tangible common equity/tangible managed assets                 5.5         5.4         5.4         5.7         5.7
Book value of common equity per share                     $  15.90    $  16.47    $  16.12    $  17.43    $  17.34



Tier 1 capital                                            $ 19,824    $ 20,433    $ 19,121    $ 20,573    $ 20,247
Tier 2 capital                                               9,316       9,119       8,350       7,899       7,967
                                                       -----------------------------------------------------------
    Total capital                                         $ 29,140    $ 29,552    $ 27,471    $ 28,472    $ 28,214
                                                       ===========================================================

Total risk weighted assets                                $270,182    $272,095    $266,937    $268,339    $263,169
                                                       ===========================================================


Intangible Assets:
-----------------
Goodwill                                                  $    858    $    876    $    894    $    916    $    934
Other nonqualifying intangibles                                375         405         436         637         669
                                                       -----------------------------------------------------------
    Subtotal                                                 1,233       1,281       1,330       1,553       1,603
Qualifying intangibles                                         214         235         256         555         583
                                                       -----------------------------------------------------------
    Total                                                 $  1,447    $  1,516    $  1,586    $  2,108    $  2,186
                                                       ===========================================================


Managed Income Statement Statistics (1)
($ millions)

Net interest income -- FTE                                $  3,319    $  3,346    $  3,396    $  3,445    $  3,497
Provision for credit losses                                  2,329       1,288       1,846       1,272       1,296
Credit card revenue                                            325         337         171         271         318
Other noninterest income                                       672       1,065        (189)      1,243       1,068
Noninterest expense                                          2,847       2,593       3,507       2,661       3,030
Net income (loss)                                             (512)        581      (1,269)        689         411

(1) Adjusted for credit card securitization activity.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*


Income Statement ($ millions)          Dec 31    Sep 30    Jun 30    Mar 31   Dec 31    Sep 30    Jun 30    Mar 31
Balance Sheet ($ billions)              2000      2000      2000      2000     1999      1999      1999      1999
                                      -------   -------   -------   -------  -------   -------   -------   -------
Retail (incld. Wingspan)
-------------------------
Net interest income FTE               $ 1,227   $ 1,236   $ 1,205   $ 1,236  $ 1,118   $ 1,100   $ 1,082   $ 1,079
Provision                                 364       207       121       167      116        83        83       133
Noninterest income                         81       326       330       306      339       395       408       399
Noninterest expense                       977       959     1,024     1,002      995     1,000       962       976
                                      -------   -------   -------   -------  -------   -------   -------   -------
Pretax income (FTE)                       (33)      396       390       373      346       412       445       369
Taxes & FTE adj                           (16)      145       143       137      110       144       155       122
                                      -------   -------   -------   -------  -------   -------   -------   -------
Net Income - adjusted                     (17)      251       247       236      236       268       290       247
Significant items                           0         0      (328)        0        0         0         0         0
                                      -------   -------   -------   -------  -------   -------   -------   -------
Net income - reported                     (17)      251       (81)      236      236       268       290       247
Return on equity **                        -1%       17%       17%       18%      20%       23%       25%       22%
Efficiency ratio **                        75%       61%       67%       65%      68%       67%       65%       66%
** Net income - adjusted
Loans - avg                           $  76.7   $  74.7   $  73.6   $  73.1  $  68.8   $  66.9   $  64.9   $  63.9
Assets - avg                             81.0      78.8      77.9      79.6     74.9      73.4      71.4      70.4
Deposits - avg                           88.0      87.9      89.4      88.3     87.6      88.5      89.2      90.9
Common equity - avg                       5.9       5.9       5.9       5.3      4.6       4.7       4.6       4.5

Supplemental Information:
-------------------------
Headcount - full-time                  35,759    35,979    36,700      N/A      N/A       N/A        N/A      N/A

      Loans
     -------
Commercial loans - avg                $  11.6   $  11.8   $  11.8   $  11.5  $  11.6   $  10.9   $  10.8   $  10.5
Home equity loans - avg                  30.8      28.3      26.3      25.5     23.4      20.6      18.9      17.5
Indirect auto loans/leases - avg         24.2      24.0      24.4      24.3     24.0      23.5      23.2      22.9
Other personal loans - avg               10.1      10.6      11.1      11.8      9.8      11.9      12.0      13.0
   Total loans - avg                  $  76.7      74.7      73.6      73.1     68.8      66.9      64.9      63.9

   Distribution
  ---------------
# Banking centers                       1,810     1,818     1,832     1,839    1,854     1,884     1,919     1,955
# ATMs                                  6,055     6,377     6,530     6,651    6,824     7,088     7,372     8,007
# on-line customers (000s)                918       825       690       590      488       440       326       306

   Investments
  -------------
IMG sales volume ($ millions)         $   899   $ 1,028   $ 1,105   $ 1,193  $   959   $   969   $ 1,223   $   926

                                     Three Months Ended Dec 31, 2000
                                   ------------------------------------
Income Statement ($ millions)      Chg Prior Yr.   Chg.  Prior Qtr
Balance Sheet ($ billions)         Amt       %     Amt         %
                                   ---       -     ---         -
Retail (incld. Wingspan)
-------------------------
Net interest income FTE            $ 109     10%  $  (9)      -1%
Provision                            248     NM     157       76%
Noninterest income                  (258)   -76%   (245)     -75%
Noninterest expense                  (18)    -2%     18        2%
                                   -----          -----
Pretax income (FTE)                 (379)    NM    (429)      NM
Taxes & FTE adj                     (126)    NM    (161)      NM
                                   -----          -----
Net Income - adjusted               (253)    NM    (268)      NM
Significant items                      0     NM       0       NM
                                   -----          -----
Net income - reported               (253)    NM    (268)      NM
Return on equity **                  -21%           -18%
Efficiency ratio **                    7%            14%
** Net income - adjusted
Loans - avg                        $ 7.9     11%  $ 2.0        3%
Assets - avg                         6.1      8%    2.2        3%
Deposits - avg                       0.4      0%    0.1        0%
Common equity - avg                  1.3     28%    0.0        0%

Supplemental Information:
-------------------------
Headcount - full-time                NM     NM     (220)      -1%

      Loans
     -------
Commercial loans - avg             $   -      0%  $(0.2)      -2%
Home equity loans - avg              7.4     32%    2.5        9%
Indirect auto loans/leases - avg     0.2      1%    0.2        1%
Other personal loans - avg           0.3      3%   (0.5)      -5%
   Total loans - avg               $ 7.9     11%  $ 2.0        3%

   Distribution
  ---------------
# Banking centers                    (44)    -2%     (8)      -0%
# ATMs                              (769)   -11%   (322)      -5%
# on-line customers (000s)           430     88%     93       11%

   Investments
  -------------
IMG sales volume ($ millions)      $ (60)    -6%  $(129)     -13%

NOTE: Certain balance sheet breakdowns (i.e., loans, deposits) are based on line-of-business definitions and as a result would not necessarily agree to consolidated financial information, which is based on a regulatory reporting definitional framework

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*


Income Statement ($ millions)          Dec 31    Sep 30    Jun 30    Mar 31         Dec 31    Sep 30    Jun 30    Mar 31
Balance Sheet ($ billions)              2000      2000      2000      2000          1999      1999      1999      1999
                                        ----      ----      ----      ----          ----      ----      ----      ----
Commercial Banking
-----------------------
Net interest income FTE               $   674   $   685   $   694   $   664      $   672   $   636   $   628   $   602
Provision                               1,078       225       150       132          113       109       108       105
Noninterest income                        353       378       356       354          316       285       329       351
Noninterest expense                       557       566       563       570          582       507       538       568
                                      -------   -------   -------   -------      -------   -------   -------   -------
Pretax income (FTE)                      (608)      272       337       316          293       305       311       280
Taxes & FTE adj                          (223)      100       123       116           94       107       108        92
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net Income - adjusted                    (385)      172       214       200          199       198       203       188
Significant items                           0         0      (427)        0            0         0         0         0
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net income - reported                    (385)      172      (213)      200          199       198       203       188
Return on equity **                       -23%       10%       13%       13%          14%       14%       14%       13%
Efficiency ratio **                        54%       53%       54%       56%          59%       55%       56%       60%
** Net income - adjusted
Loans - avg                           $  83.1   $  83.4   $  82.1   $  80.4      $  78.0   $  74.9   $  73.0   $  71.5
Assets - avg                            109.3     111.0     110.2     110.2        109.9     104.4     104.4     104.9
Deposits - avg                           38.2      39.2      40.9      39.2         38.9      37.3      37.4      37.2
Common equity - avg                       6.8       6.7       6.7       6.2          5.6       5.7       5.8       5.7

Supplemental Information:
-------------------------
Headcount - full-time                  16,605    16,551    16,394       N/A          N/A       N/A       N/A       N/A

  Comm'l Banking Credit Quality
  -----------------------------
Charge-offs - %                          1.24%     0.52%     0.54%     0.42%        0.33%     0.50%     0.41%     0.34%
Nonperforming loans - $ mill.         $ 1,523   $ 1,243   $ 1,010   $   888      $   871   $   841   $   859   $   850
Nonperforming loans - %                  1.87%     1.47%     1.21%     1.11%        1.10%     1.14%     1.21%     1.23%

          Middle Market
          -------------
Loans and Leases - avg                $  33.1   $  32.6   $  32.0   $  31.0      $  29.9   $  29.5   $  29.2   $  30.0

Credit Quality
Charge-offs - %                          0.74%     0.40%     0.11%     0.31%        0.21%     0.22%     0.16%     0.13%
Nonperforming loans - $ mill.         $   458   $   455   $   280   $   295      $   293   $   314   $   293   $   364
Nonperforming loans - %                  1.37%     1.37%     0.86%     0.93%        0.93%     1.04%     0.97%     1.26%

Deposits - avg                        $  17.1   $  17.8   $  18.8   $  18.7      $  18.8   $  18.8   $  18.6   $  18.6

          Corporate Banking
          -----------------
Loans and Leases - avg                $  50.1   $  50.9   $  50.1   $  49.4      $  48.1   $  45.3   $  43.8   $  41.5

Credit Quality
Charge-offs - %                          1.57%     0.60%     0.81%     0.49%        0.41%     0.68%     0.57%     0.49%
Nonperforming loans - $ mill.         $ 1,065   $   788   $   730   $   593      $   578   $   527   $   566   $   487
Nonperforming loans - %                  2.22%     1.54%     1.44%     1.22%        1.12%     1.20%     1.39%     1.21%

Deposits - avg                        $  21.1   $  21.4   $  22.1   $  20.5      $  20.1   $  18.6   $  18.8   $  18.7

          Syndications
          ------------
Lead Arranger Deals:
  Volume ($ billions)                 $  15.4   $  16.6   $  16.5   $   9.6      $  16.2   $  13.2   $   9.6   $   8.9
  Number of transactions                   54        60        60        35           66        42        41        41
  League table standing - rank              4         4         4         5            4         4         5         5
  League table standing - mkt share         6%        5%        5%        5%           7%        5%        3%        5%

                                     Three Months Ended Dec 31, 2000
                                   ------------------------------------
Income Statement ($ millions)      Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)               Amt        %      Amt      %
                                   ---------             ------
Commercial Banking
------------------
Net interest income FTE                 $ 2       0%   $ (11)     -2%
Provision                               965     NM       853     NM
Noninterest income                       37      12%     (25)     -7%
Noninterest expense                     (25)     -4%      (9)     -2%
                                   --------            -----
Pretax income (FTE)                    (901)    NM      (880)    NM
Taxes & FTE adj                        (317)    NM      (323)    NM
                                   --------            -----
Net Income - adjusted                  (584)    NM      (557)    NM
Significant items                        0      NM        0      NM
                                   --------            -----
Net income - reported                  (584)    NM      (557)    NM


Return on equity **                    -37%             -33%
Efficiency ratio **                     -5%               1%
** Net income - adjusted

Loans - avg                           $ 5.1       7%   $ (0.3)     0%
Assets - avg                           (0.6)     -1%    (1.7)     -2%
Deposits - avg                         (0.7)     -2%    (1.0)     -3%
Common equity - avg                     1.2      21%     0.1       1%

Supplemental Information:
------------------------
Headcount - full-time                  NM       NM        54       0%

Comm'l Banking Credit Quality
---------------------------
Charge-offs - %                       0.91%            0.72%
Nonperforming loans - $ m             $ 652      75%   $ 280      23%
Nonperforming loans - %               0.77%            0.40%

     Middle Market
     -------------
Loans and Leases - avg                $ 3.2      11%   $ 0.5       2%

Credit Quality
Charge-offs - %                       0.53%            0.34%
Nonperforming loans - $ m             $ 165      56%     $ 3       1%
Nonperforming loans - %               0.44%            0.00%

Deposits - avg           $             (1.7)     -9%   $ (0.7)    -4%

   Corporate Banking
   -----------------
Loans and Leases - avg                $ 2.0       4%   $ (0.8)    -2%

Credit Quality
Charge-offs - %                       1.16%            0.97%
Nonperforming loans - $ m             $ 487      84%   $ 277      35%
Nonperforming loans - %               1.10%            0.68%

Deposits - avg                        $ 1.0       5%   $ (0.3)    -1%

      Syndications
      ------------
Lead Arranger Deals:
  Volume ($ billions)    $             (0.8)     -5%   $ (1.2)    -7%
  Number of transactions                (12)    -18%      (6)    -10%
  League table standing -                 0       0%       0       0%
  League table standing -               -1%               1%

NOTE: Certain balance sheet breakdowns (i.e., loans, deposits) are based on line-of-business definitions and as a result would not necessarily agree to consolidated financial information, which is based on a regulatory reporting definitional framework


*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

Income Statement ($ millions)         Dec 31    Sep 30    Jun 30    Mar 31       Dec 31    Sep 30    Jun 30    Mar 31
Balance Sheet ($ billions)             2000      2000      2000      2000         1999      1999      1999      1999
                                      -------   -------   -------   -------      -------   -------   -------   -------
First USA
--------------------------------
Net interest income FTE               $ 1,417   $ 1,442   $ 1,451   $ 1,525      $ 1,570   $ 1,733   $ 1,781   $ 1,797
Provision                                 880       853       900       969          933       922       898       840
   FAS 125 gains                          (23)      (22)      (30)      (41)         (26)       12        50        25
   **  Excludes charges in exess of                            **        **
            normal run rate
   Other noninterest income               334       345       337       305          445       398       405       323
                                      -------   -------   -------   -------      -------   -------   -------   -------
Noninterest income                        311       324       307       264          419       410       455       348
Noninterest expense                       637       633       679       715          754       778       818       854
                                      -------   -------   -------   -------      -------   -------   -------   -------
Pretax income (FTE)                       211       280       179       105          302       443       520       451
Taxes & FTE adj                            77       103        66        38           96       155       181       149
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net Income - adjusted                     134       177       113        67          206       288       339       302
Significant items                           0         0      (492)        0            0         0         0         0
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net income - reported                     134       177      (379)       67          206       288       339       302

Return on O/S (ROO) pretax ***            1.3%      1.7%      1.1%      0.6%         1.7%      2.5%      3.0%      2.7%
Return on equity ***                        9%       12%        7%        4%          14%       19%       23%       20%
Efficiency ratio ***                       37%       36%       39%       40%          38%       36%       37%       40%
*** Net income - adjusted

Loans - avg                           $  65.6   $  65.9   $  66.1   $  67.1      $  68.7   $  69.2   $  68.9   $  69.1
Assets - avg                             68.6      69.2      70.6      72.8         74.9      75.0      75.0      74.8
Common equity - avg                       6.1       6.1       6.1       6.2          6.0       6.1       6.0       6.0

Supplemental Information:
-------------------------
Headcount - full-time                  10,901    10,856    11,009       N/A          N/A       N/A       N/A       N/A

     % of Avg. Outstandings *
     ------------------------
Net interest income FTE                  8.59%     8.71%     8.83%     9.14%        9.07%     9.94%    10.37%    10.55%
Provision                                5.34%     5.15%     5.44%     5.78%        5.39%     5.33%     5.23%     4.93%
Noninterest income                       1.89%     1.96%     1.87%     1.58%        2.42%     2.35%     2.65%     2.04%
Noninterest expense                      3.86%     3.82%     4.13%     4.29%        4.35%     4.46%     4.76%     5.01%
Pretax income FTE                        1.28%     1.69%     1.09%     0.63%        1.74%     2.54%     3.03%     2.65%
Net income                               0.81%     1.07%     0.69%     0.40%        1.19%     1.65%     1.97%     1.77%

     Credit card loans - eop
     -----------------------
Owned credit card loans               $   4.7   $   4.8   $   4.5   $   4.9      $   4.0   $   6.0   $   8.1   $   9.4
Seller's interest in credit cards        22.4      19.7      18.5      17.4         19.7      16.6      14.5      14.7
                                      -------   -------   -------   -------      -------   -------   -------   -------
Loans on balance sheet                   27.2      24.5      23.0      22.3         23.7      22.6      22.6      24.1
Securitized credit card loans            39.8      41.4      43.3      44.2         45.7      47.4      46.9      44.3
                                      -------   -------   -------   -------      -------   -------   -------   -------
  Managed credit card loans           $  67.0   $  65.9   $  66.3   $  66.5      $  69.4   $  70.0   $  69.5   $  68.4

     Credit Quality
     --------------
Managed charge-offs-$                 $   887   $   828   $   900   $   969      $ 1,119   $   921   $   905   $   845
Managed charge-offs-ratio                5.41%     5.03%     5.44%     5.78%        6.52%     5.33%     5.25%     4.89%
Delinquency ratio - 30+ days             4.51%     4.14%     3.83%     4.08%        4.57%     4.74%     4.30%     4.51%
Delinquency ratio - 90+ days             2.02%     1.79%     1.69%     1.91%        2.13%     2.07%     1.96%     2.06%

Charge volume ($ bill)                $  37.1   $  34.6   $  36.8   $  34.0      $  37.5   $  36.1   $  35.6   $  33.5
New accounts opened (000s)                821       727       826       950        1,076     1,835     2,287     2,910
Cards issued  (000s)                   51,693    53,650    54,648    56,378       64,191    64,523    65,620    64,863


                                                    Three Months Ended Dec 31, 2000
                                         -------------------------------------------------------
Income Statement ($ millions)                   Chg Prior Yr.                  Chg. Prior Qtr
Balance Sheet ($ billions)                   Amt              %                Amt          %
                                             ---             ---               ---         ---
First USA
------------------------------
Net interest income FTE                  $   (153)            -10%             $  (25)     -2%
Provision                                     (53)             -6%                 27       3%
   FAS 125 gains                                3              12%                 (1)     -5%
   **  Excludes charges in exess of
         normal run rate
   Other noninterest income                  (111)            -25%                (11)     -3%
                                         --------                              ------
Noninterest income                           (108)            -26%                (13)     -4%
Noninterest expense                          (117)            -16%                  4       1%
                                         --------                              ------
Pretax income (FTE)                           (91)            -30%                (68)    -25%
Taxes & FTE adj                               (19)            -20%                (26)    -25%
                                         --------                              ------
Net Income - adjusted                         (72)            -35%                (43)    -24%
Significant items                               0              NM                   0      NM
                                         --------                              ------
Net income - reported                         (72)            -35%                (43)    -24%

Return on O/S (ROO) pretax ***               -0.5%                               -0.4%
Return on equity ***                           -5%                                 -3%
Efficiency ratio ***                           -1%                                  1%
*** Net income - adjusted
Loans - avg                              $   (3.1)             -5%             $ (0.3)      0%
Assets - avg                                 (6.3)             -8%               (0.6)     -1%
Common equity - avg                           0.1               2%                0.0       0%

Supplemental Information:
-------------------------
Headcount - full-time                          NM              NM                  45       0%

     % of Avg. Outstandings *
     ------------------------
Net interest income FTE                     -0.48%                              -0.12%
Provision                                   -0.05%                               0.19%
Noninterest income                          -0.53%                              -0.07%
Noninterest expense                         -0.49%                               0.04%
Pretax income FTE                           -0.46%                              -0.41%
Net income                                  -0.38%                              -0.26%

     Credit card loans - eop
     -----------------------
Owned credit card loans                  $    0.7              17%             $ (0.1)     -2%
Seller's interest in credit cards             2.7              14%                2.7      14%
                                         --------                              ------
Loans on balance sheet                        3.5              15%                2.7      11%
Securitized credit card loans                (5.9)            -13%               (1.6)     -4%
                                         --------                              ------
     Managed credit card loans           $   (2.4)             -3%             $  1.1       2%

          Credit Quality
          --------------
Managed charge-offs-$                    $   (232)            -21%             $   59       7%
Managed charge-offs-ratio                   -1.11%                               0.38 %
Delinquency ratio - 30+ days                -0.06%                               0.37 %
Delinquency ratio - 90+ days                -0.11%                               0.23 %

Charge volume ($ bill)                   $   (0.4)             -1%             $  2.5       7%
New accounts opened (000s)                   (255)            -24%                 94      13%
Cards issued  (000s)                      (12,498)            -19%             (1,967)     -4%


*2000 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                BANK ONE CORPORATION LINE OF BUSINESS DETAIL *

Income Statement ($ millions)          Dec 31    Sep 30    Jun 30    Mar 31       Dec 31    Sep 30    Jun 30    Mar 31
Balance Sheet ($ billions)              2000      2000      2000      2000         1999      1999      1999      1999
                                        ----      ----      ----      ----         ----      ----      ----      ----
Investment Management
-----------------------
Net interest income FTE               $   104   $   104   $   101   $   100      $    91   $    93   $    99   $    93
Provision                                   7         2         2         2            1         1         0         0
Noninterest income                        300       286       288       287          297       285       295       302
Noninterest expense                       268       252       263       257          261       251       255       308
                                      -------   -------   -------   -------      -------   -------   -------   -------
Pretax income (FTE)                       129       136       124       128          126       126       139        87
Taxes & FTE adj                            47        50        45        47           40        44        48        29
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net Income - adjusted                      82        86        79        81           86        82        91        58
Significant items                           0         0        (6)        0            0         0         0         0
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net income - reported                      82        86        73        81           86        82        91        58

Return on equity **                        33%       36%       35%       36%          38%       41%       41%       26%
Efficiency ratio **                        66%       65%       68%       66%          67%       66%       65%       78%
** Net income - adjusted

Loans - avg                           $   6.8   $   6.6   $   6.5   $   6.4      $   6.0   $   5.8   $   5.7   $   5.4
Assets - avg                              7.8       7.6       7.5       7.7          7.4       7.1       7.1       6.9
Deposits - avg                            8.5       8.2       8.6       8.7          8.9       8.6       8.7       8.9
Common equity - avg                       1.0       0.9       0.9       0.9          0.9       0.8       0.9       0.9

Supplemental Information:
-------------------------
Headcount - full-time                   6,562     6,583     6,645       N/A          N/A       N/A       N/A       N/A

  Assets Under Management
  -----------------------
Mutual Funds - EOP                    $  70.4   $  69.5   $  67.4   $  66.9      $  64.4   $  58.3   $  59.6   $  57.5
Other - EOP                              60.8      65.1      63.8      63.7         64.5      64.9      67.4      67.3
                                      -------   -------   -------   -------      -------   -------   -------   -------
       Total AUM - EOP                $ 131.2   $ 134.6   $ 131.2   $ 130.6      $ 128.9   $ 123.2   $ 127.0   $ 124.8

     Morningstar Rankings
     --------------------
% of 4 & 5 ranked funds                    62%       55%       62%       59%          54%       65%       61%       69%
% of 3+ ranked funds                       97%       93%       90%       90%          84%       85%       88%       85%

        Retail Brokerage
        ----------------
Mutual fund & annuities sales         $   925   $ 1,012   $ 1,103   $ 1,182      $   941   $   957   $ 1,181   $   893
# of accounts (000s)                      384       379       370       362          349       351       N/A       N/A
Mkt value cust. assts-eop ($ bill)    $  23.1   $  24.1   $  23.6   $  24.0      $  23.4       N/A       N/A       N/A

      Wealth Management
      -----------------
Loans - avg                           $   6.6   $   6.5   $   6.4   $   6.2      $   5.8   $   5.6   $   5.3   $   5.1
Deposits - avg                            7.0       6.8       7.2       7.1          7.2       7.1       7.2       7.2
# of Wealth Advisors                      585       616       654       661          749       758       809       852

                                                    Three Months Ended Dec 31, 2000
                                             -------------------------------------------
Income Statement ($ millions)                  Chg Prior Yr.           Chg. Prior Qtr
Balance Sheet ($ billions)                     Amt          %         Amt            %
                                               ---          -         ---            -
Investment Management
-----------------------
Net interest income FTE                      $     13       14%      $      -         0%
Provision                                           6       NM              5        NM
Noninterest income                                  3        1%            14         5%
Noninterest expense                                 7        3%            16         6%
                                             --------                --------
Pretax income (FTE)                                 3        2%            (7)       -5%
Taxes & FTE adj                                     7       18%            (3)       -6%
                                             --------                --------
Net Income - adjusted                              (4)      -5%            (4)       -5%
Significant items                                   0       NM               0       NM
Net income - reported                              (4)      -5%            (4)       -5%

Return on equity **                                -5%                     -3%
Efficiency ratio **                                -1%                      1%
** Net income - adjusted

Loans - avg                                  $    0.8       13%      $    0.2         3%
Assets - avg                                      0.4        5%           0.2         3%
Deposits - avg                                   (0.4)      -4%           0.3         4%
Common equity - avg                               0.1       11%           0.1        11%

Supplemental Information:
-------------------------
Headcount - full-time                              NM       NM            (21)        0%

Assets Under Management
-----------------------
Mutual Funds - EOP                           $    6.0        9%      $    0.9         1%
Other - EOP                                      (3.7)      -6%          (4.3)       -7%
                                             --------                --------
       Total AUM - EOP                       $    2.3        2%      $   (3.4)       -3%

     Morningstar Rankings
     --------------------
% of 4 & 5 ranked funds                             8%                      7%
% of 3+ ranked funds                               13%                      4%

        Retail Brokerage
        ----------------
Mutual fund & annuities sales                $    (16)      -2%      $    (87)       -9%
# of accounts (000s)                               35       10%             5         1%
Mkt value cust. assts-eop ($ bill)           $   (0.3)      -1%      $   (1.0)       -4%

      Wealth Management
      -----------------
Loans - avg                                  $    0.8       14%      $    0.1         2%
Deposits - avg                                   (0.2)      -3%           0.2        -3%
# of Wealth Advisors                             (164)     -22%           (31)       -5%

*2000 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*



Income Statement ($ millions)          Dec 31    Sep 30    Jun 30    Mar 31       Dec 31    Sep 30   Jun 30    Mar 31
Balance Sheet ($ billions)              2000      2000      2000      2000         1999      1999     1999      1999
                                      -------   -------   -------   -------      -------   -------   -------   -------
Corporate Investments
-----------------------------
Net interest income FTE               $    24   $    18   $    30   $    35      $    36   $    41   $    48   $    50
Provision                                   0         0         1         1            0         0         0         0
Noninterest income                        (76)       52        52       185           97        97        97       116
Noninterest expense                         7        25        31        39           33        30        34        37
                                      -------   -------   -------   -------      -------   -------   -------   -------
Pretax income (FTE)                       (59)       45        50       180          100       108       111       129
Taxes & FTE adj                           (44)       (7)      (11)       39           12        19        21        25
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net Income - adjusted                     (15)       52        61       141           88        89        90       104
Significant items                           0         0         0         0            0         0         0         0
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net income - reported                     (15)       52        61       141           88        89        90       104
Return on equity **                        -5%       17%       20%       47%          35%       35%       36%       42%
Efficiency ratio **                     NM           36%       38%       18%          25%       22%       23%       22%
** Net income - adjusted
Loans - avg                           $   3.7   $   3.6   $   3.5   $   3.4      $   3.4   $   3.5   $   3.4   $   3.5
Assets - avg                              9.0       8.7       8.4       8.0          7.9       7.6       7.5       8.0
Common equity - avg                       1.2       1.2       1.2       1.2          1.0       1.0       1.0       1.0

Supplemental Information:
-----------------------------
Headcount - full-time                     200       210       318       N/A          N/A       N/A       N/A       N/A


                                               Three Months Ended Dec. 31, 2000
                                        ---------------------------------------------
Income Statement ($ millions)             Chg Prior Yr.              Chg. Prior Qtr
Balance Sheet ($ billions)                Amt.       %               Amt.        %
                                        --------      -----        --------     -----
Corporate Investments
-----------------------------
Net interest income FTE                 $    (12)       -33%       $      6        34%
Provision                                      0       NM                 0      NM
Noninterest income                          (173)      NM              (128)     NM
Noninterest expense                          (26)       -79%            (18)      -72%
                                        --------                   --------
Pretax income (FTE)                         (159)      NM              (104)     NM
Taxes & FTE adj                              (56)      NM               (37)     NM
                                        --------                   --------
Net Income - adjusted                       (103)      NM               (67)     NM
Significant items                              0       NM                 0      NM
                                        --------                   --------
Net income - reported                       (103)      NM               (67)     NM
Return on equity **                          -40%                       -22 %
Efficiency ratio **                         NM                         NM
** Net income - adjusted
Loans - avg                             $    0.3          9%       $    0.1         3%
Assets - avg                                 1.1         14%            0.3         3%
Common equity - avg                          0.2         20%            0.0         0%

Supplemental Information:
-----------------------------
Headcount - full-time                   NM             NM               (10)       -5%

*2000 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL.

Income Statement ($ millions)         Dec 31    Sep 30    Jun 30    Mar 31       Dec 31    Sep 30    Jun 30    Mar 31
Balance Sheet ($ billions)             2000      2000      2000      2000         1999      1999      1999      1999
                                      -------   -------   -------   -------      -------   -------   -------   -------
Corporate/Unallocated
----------------------------------
Net interest income FTE               $  (127)  $  (140)  $   (75)  $  (115)     $     8   $    21   $    37   $    42
Provision                                   0         0         0         0          (44)        0       (14)      (49)
Noninterest income                         28        36        10       118          111       110       105       107
Noninterest expense                       401       157        51        78           47        17        18        (5)
                                      -------   -------   -------   -------      -------   -------   -------   -------
Pretax income (FTE)                      (500)     (261)     (116)      (75)         116       114       138       203
Taxes & FTE adj                          (189)     (104)      (46)      (39)          27        25        39        56
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net Income - adjusted                    (311)     (157)      (70)      (36)          89        89        99       147
Significant items                           0         0      (660)        0            0         0         0         0
                                      -------   -------   -------   -------      -------   -------   -------   -------
Net income - reported                    (311)     (157)     (730)      (36)          89        89        99       147
Assets - avg                             38.1      40.6      42.0      35.3         36.3      34.1      32.8      32.3
Deposits - avg                           28.4      22.9      20.5      22.1         20.8      20.2      17.0      16.0
Common equity - avg                      (1.8)     (1.9)     (1.1)      0.0          1.7       1.8       2.4       2.2

Supplemental Information:
------------------------------------

Headcount - full-time                  10,751    11,112    11,377       N/A          N/A       N/A       N/A       N/A


Net Income by LOB
Retail                                $   (17)  $   251   $   247   $   236      $   236   $   268   $   290   $   247
Commercial Banking                       (385)      172       214       200          199       198       203       188
First USA                                 134       177       113        67          206       288       339       302
Investment Management                      82        86        79        81           86        82        91        58
Corporate Investments                     (15)       52        61       141           88        89        90       104
Corporate/Unallocated                    (311)     (157)      (70)      (36)          89        89        99       147
                                      -------   -------   -------   -------      -------   -------   -------   -------
Total Adjusted                           (512)      581       644       689          904     1,014     1,112     1,046

1999 = merger related
2000 = significant items                    0         0    (1,913)        0         (493)      (89)     (120)      105
                                      -------   -------   -------   -------      -------   -------   -------   -------
Total Corporation - reported             (512)      581    (1,269)      689          411       925       992     1,151

Supplemental Information:
-------------------------
Headcount - full-time                  80,778    81,291    82,443       N/A          N/A       N/A       N/A       N/A

Adj. Net Income by LOB %
Retail                                    3.3%     43.2%     38.4%     34.3%        26.1%     26.4%     26.1%     23.6%
Commercial Banking                       75.2%     29.6%     33.2%     29.0%        22.0%     19.5%     18.3%     18.0%
First USA                               -26.2%     30.5%     17.5%      9.7%        22.8%     28.4%     30.5%     28.9%
Investment Management                   -16.0%     14.8%     12.3%     11.8%         9.5%      8.1%      8.2%      5.5%
Corporate Investments                     2.9%      9.0%      9.5%     20.5%         9.7%      8.8%      8.1%      9.9%
Corporate/Unallocated                    60.8%    -27.1%    -10.9%     -5.3%         9.9%      8.8%      8.8%     14.1%
Total Adjusted                          100.0%    100.0%    100.0%    100.0%       100.0%    100.0%    100.0%    100.0%

                                             Three Months Ended Dec 31, 2000
                                      ---------------------------------------------
Income Statement ($ millions)           Chg Prior Yr.               Chg. PriorQtr
Balance Sheet ($ billions)              Amt        %                Amt        %
                                        ---        -                ---        -
Corporate/Unallocated
----------------------------------
Net interest income FTE               $   (135)     NM            $     13      8%
Provision                                   44      NM                   0     NM
Noninterest income                         (83)    -75%                 (8)   -22%
Noninterest expense                        354      NM                 224     NM
                                      --------                    --------
Pretax income (FTE)                       (616)     NM                (239)   -92%
Taxes & FTE adj                           (216)     NM                 (85)   -82%
                                      --------                    --------
Net Income - adjusted                     (400)     NM                (154)   -98%
Significant items                            0      NM                   0     NM
                                      --------                    --------
Net income - reported                     (400)     NM                (154)   -88%

Assets - avg                               1.8       5%               (2.5)    -6%
Deposits - avg                             7.6      37%                5.5     24%
Common equity - avg                       (3.5)     NM                 0.1      5%

Supplemental Information:
-------------------------

Headcount - full-time                       NM      NM                (361)    NM

Net Income by LOB
Retail                                $   (253)     NM            $   (268)    NM
Commercial Banking                        (584)     NM                (557)    NM
First USA                                  (72)    -35%                (43)   -24%
Investment Management                       (4)     -5%                 (4)    -4%
Corporate Investments                     (103)     NM                 (67)    NM
Corporate/Unallocated                     (400)     NM                (154)   -98%
                                      --------                    --------
Total Adjusted                          (1,416)     NM              (1,093)    NM

1999 = merger related
2000 = significant items                   493     100%                  0  #DIV/0!
                                      --------                    --------
Total Corporation - reported              (923)   -225%             (1,093)  -188%

Supplemental Information:
-------------------------
Headcount - full-time                       NM     NM                 (513)    -1%

Adj. Net Income by LOB %
Retail
Commercial Banking
First USA
Investment Management
Corporate Investments
Corporate/Unallocated
Total Adjusted

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.